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  EXHIBIT 99-10
                  Consent of Independent Auditors



  We  consent to  the  reference to  our  firm under  the caption
   Experts and to the use of our report dated February 20, 1995 accompanying the financial statements of The Manufacturers Life Insurance Company of America and to the use of our report dated February 6, 1995 accompanying the financial statements of Separate Account Four of The Manufacturers Life Insurance Company of America, in the Registration Statement on Form S-6 and related prospectus of Separate Account Four of The Manufacturers Life Insurance Company of America.

                         Ernst & Young LLP


                         ERNST & YOUNG LLP

  Philadelphia, Pennsylvania
  December 13, 1995